UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2013 (September 27, 2013)

American Realty Capital Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54688	27-3306391
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2013, following the completion of its due diligence review of the LaSalle Portfolio (as defined below), American Realty Capital Healthcare Trust, Inc. (the “Company”) finalized the prerequisite conditions to acquire the LaSalle Portfolio and assumed the obligations of its sponsor under the purchase and sale agreement, dated September 4, 2013, related to the LaSalle Portfolio. The Company acquired fee simple and leasehold interests in the properties on that same date and on September 30, 2013. Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisitions was subject to the satisfactory completion of a due diligence review of the properties, among other conditions. The purchase and sale agreement contains customary representations and warranties by the Sellers (as defined below).

The description of the LaSalle Portfolio set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 27, 2013 and September 30, 2013, the Company, through wholly owned subsidiaries of its operating partnership, closed its acquisition of fee simple and leasehold interests in a portfolio of 11 medical office buildings located in: Buckeye, Arizona; Florida (Aventura and Tallahassee); Fort Wayne, Indiana (2 properties); Guilderland, New York; Springfield, Pennsylvania (3 properties); Spartanburg, South Carolina; and Richmond, Virginia (collectively, the “LaSalle Portfolio”). The sellers of the properties were MOF Buckeye, LLC, Montecito Medical — Biscayne, LLC, Montecito Medical — Care Drive, LLC, Montecito Medical — Jefferson Street, LLC, Montecito Medical — Dupont Road, LLC, St. Peter’s LaSalle Medical Office, LLC, LMOF II Springfield Limited Partnership, Spartanburg LaSalle Medical Office, LLC and Montecito Medical — Stony Point, LLC (collectively, the “Sellers”). None of the Sellers has a material relationship with the Company and neither of the acquisitions were affiliated transactions.

The contract purchase price of the LaSalle Portfolio was $170.9 million, exclusive of closing costs. The Company funded the acquisitions of the properties with proceeds from its recently completed initial public offering. The properties contain an aggregate of 639,329 rentable square feet and are 96.3% leased to 32 tenants.

The following table provides information relating to lease commencement and termination dates, rentable square feet, annualized straight line rental income, rental escalations and renewal options for the LaSalle Portfolio’s major tenants:

Building/Property	Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Straight Line Rental Income (in thousands)	Rental Escalations	Renewal Options
Crozer-Keystone Medical Office Building Portfolio	Crozer-Keystone Health System	October 2009	October 2029	259,716	$4,441	Greater of CPI (1) and 1.25% or 1.50% not to exceed 4.5%	Three – five year options
Spartanburg Medical Office Building	Spartanburg Regional Health Services District, Inc.	Various	Various	54,777	$1,529	CPI (1)	None
Virginia Urology Center	Med Atlantic, Inc.	September 2003	August 2018	53,318	$1,343	CPI (1) (floor of 2.0%, cap of 5.0%)	Four – five year options

________________

(1)	CPI – Consumer Price Index

In addition to the acquisitions of the 11 assets described above, the purchase and sale agreement described in Item 1.01 of this Current Report on Form 8-K provides that the Company may also purchase two medical office buildings located in Panama City, Florida. The two properties may be purchased from other parties to the purchase and sale agreement, subject to certain conditions, for $35.1 million, exclusive of closing costs, and comprise 146,598 rentable square feet. The sellers of the two Panama City, Florida properties are Bay Medical MOB LaSalle Medical Office II, L.L.C. and Bay Medical Plaza LaSalle Medical Office II, L.L.C. Neither of such sellers have a material relationship with the Company and neither of such acquisitions will be affiliated transactions. While the Company believes the acquisitions of such properties is probable, it cannot guarantee that it will acquire such assets.

Item 8.01. Other Events.

Press Release

On October 3, 2013, the Company issued a press release announcing that it had acquired $536.5 million of healthcare properties in the third quarter of 2013, creating a portfolio comprised of $1.41 billion of acquired assets, $162.5 million of properties under executed purchase and sale agreements and $92.8 million of acquisitions subject to executed letters of intent.

A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)(4)	The audited and unaudited financial statements relating to the properties described in Item 2.01, required by Rule 3-14 of Regulation S-X, are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed, or December 13, 2013.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: October 3, 2013	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors